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                       [DELOITTE & TOUCHE LLP LETTERHEAD]


                                                                     EXHIBIT 15B



April 13, 1995

Chrysler Corporation
12000 Chrysler Drive
Highland Park, Michigan

We have made a review, in accordance with standards established by the American Institute of Certified Public Accountants, of the unaudited interim financial information of Chrysler Corporation and consolidated subsidiaries for the periods ended March 31, 1995 and 1994, as indicated in our report dated April 13, 1995. Because we did not perform an audit, we expressed no opinion on that information.

We are aware that our report referred to above, which is included in your Quarterly Report on Form 10-Q for the quarter ended March 31, 1995, is incorporated by reference in the following Registration Statements:

             REGISTRATION
FORM         STATEMENT NO.            DESCRIPTION
S-8          33-5588                  Chrysler Salaried Employees' Savings Plan

S-8          33-6117                  Chrysler Corporation Stock Option Plan

S-3          33-13739                 Chrysler Corporation Common Stock deliverable
                                      to Selling stockholder named therein

S-3          33-15716                 Chrysler Corporation Common Stock deliverable
                                      to Selling stockholders named therein

S-8          33-15544                 Chrysler Corporation Common Stock
             (Post-Effective          deliverable pursuant to the 1972 and 1980
              Amendment No. 1)        American Motors Corporation Stock Option Plans

S-3          33-15849                 Chrysler Corporation Debt Securities

S-3          33-22233                 Chrysler Corporation Common Stock deliverable to Selling
                                      stockholders named therein

S-3          33-39688                 Chrysler Corporation Common Stock deliverable to Selling
                                      stockholders named therein

S-8          33-47986                 Chrysler Corporation 1991 Stock Compensation Plan

S-3          33-59294                 Chrysler Corporation Common Stock deliverable to Selling
                                      stockholders named therein

S-8          33-55817                 Chrysler Corporation 1991 Stock Compensation Plan


We also are aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.

DELOITTE & TOUCHE LLP

Detroit, Michigan